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                                                                    Exhibit 99.1

                        CHENIERE ENERGY INC. NEWS RELEASE

                                                     CONTACT: David E. Castaneda
                                                      Investor & MEDIA Relations
                                                                  1-888-948-2036
                                                        E-mail: LNG@MDCGroup.com

                   Cheniere Energy, Inc. Reports 2002 Results

Houston - March 26, 2003 - Cheniere Energy Inc. (AMEX: LNG) reported net income for the fourth quarter of $739,660, or $0.06 per share, compared with a net loss of $1,910,871, or $0.14 per share, in the fourth quarter of 2001. Cheniere's net income of $739,660 for the fourth quarter of 2002 included a reimbursement of $1,611,082 in LNG terminal development expenses related to the sale of an interest in its Freeport LNG terminal project. For the year ended December 31, 2002, Cheniere reported a net loss of $5,632,308, or $0.42 per share, compared with a net loss of $11,665,262, or $0.89 per share, for 2001. Major components of Cheniere's loss in 2002 were a non-cash loss of $2,184,847 related to accrued preferred stock dividends of Cheniere's affiliate, Gryphon Exploration Company, corporate general and administrative expenses of $1,918,580 and $1,556,782 in LNG receiving terminal development expenses.

The company previously announced that on February 27, 2003 it closed a transaction pursuant to an agreement signed in August 2002 to sell a 60% interest in its Freeport LNG terminal to Freeport LNG Investments, LLC and that on March 1, 2003 it sold an additional 10% interest to Contango Oil and Gas Company (AMEX: MCF). Pro forma as if these transactions had occurred on December 31, 2002, Cheniere's net loss for 2002 would have been $110,308 or $0.01 per share.

Cheniere Energy is a Houston-based energy company. Cheniere conducts exploration in the Gulf of Mexico using a regional database of 7,000 square miles of 3D seismic coverage. It owns 9% of Gryphon Exploration Company, with Warburg, Pincus Equity Partners, L.P. owning the other 91%. Cheniere is also involved in the development of four sites for LNG receiving facilities along the Texas Gulf Coast. Additional information on the company may be found on its website at www.cheniere.com, by contacting the company's investor and media relations department toll-free at (888) 948-2036 or by writing to: LNG@MDCGroup.com.

Except for the historical statements contained herein, this news release presents forward-looking statements that involve risks and uncertainties. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Certain risks and uncertainties inherent in the company's business are set forth in the company's periodic reports that are filed with and available from the Securities and Exchange Commission.

                           (Financial table follows.)


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                     CHENIERE ENERGY, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS


                                                                Three Months Ended                       Year Ended
                                                                   December 31,                         December 31,
                                                          ------------------------------       ------------------------------
                                                              2002               2001             2002              2001
                                                          ------------     -------------       -----------     --------------
                                                                    (Unaudited)
Oil and Gas Revenues                                      $    17,498        $   230,604       $   239,055     $  2,372,632
                                                          ------------       ------------      -----------     --------------
Production Costs                                                    -            144,236            90,038          420,242
Depreciation, Depletion and Amortization                       54,180            150,626           368,562        1,243,828
Ceiling Test Write-down                                             -                  -                 -        5,126,248
General and Administrative Expenses
     LNG Terminal Development                              (1,188,162)           362,365         1,556,782        1,788,419
     Other                                                    413,216            449,866         1,918,580        2,503,544
                                                          ------------       ------------      -----------     --------------
          General and Administrative Expenses                (774,946)           812,231         3,475,362        4,291,963
                                                          ------------       ------------      -----------     --------------
Total Operating Costs and Expenses                           (720,766)         1,107,093         3,933,962       11,082,281
                                                          ------------       ------------      -----------     --------------
Income (Loss) from Operations                                 738,264           (876,489)       (3,694,907)      (8,709,649)
Equity in Net Loss of Unconsolidated Affiliate                      -         (1,037,279)       (2,184,847)      (2,974,191)
Gain on Sale of Proved Oil and Gas Properties                       -                  -           340,257                -
Loss on Early Extinguishment of Debt                                -                  -          (100,544)               -
Interest Income                                                 1,396              2,897             7,733           18,578
                                                          ------------       ------------      -----------     --------------
Income (Loss) Before Income Taxes                             739,660         (1,910,871)       (5,632,308)     (11,665,262)
Provision for Income Taxes                                          -                  -                 -                -
                                                          ------------       ------------      -----------     --------------
Net Income (Loss)                                         $   739,660        $(1,910,871)      $(5,632,308)    $(11,665,262)
                                                          ============       ============      ===========     ==============
Net Income (Loss) Per Share (basic and diluted)           $      0.06        $     (0.14)      $     (0.42)    $      (0.89)
                                                          ============       ============      ===========     ==============
Weighted Average Number of Shares Outstanding              13,297,393         13,297,393        13,297,393       13,035,256
                                                          ============       ============      ===========     ==============